                        [Confidential Treatment Requested]

                          SALES AND PURCHASE AGREEMENT

     This Sales and Purchase Agreement (the "Agreement") is made and entered into effective as of the 10th day of January, 1997 (the "Effective Date") by and between Hybrid Networks, Inc., a Delaware corporation, having its principal place of business at 10161 Bubb Road, Cupertino, California 95014-4167, U.S.A. ("Hybrid"), and Itochu Corporation, a Japanese corporation, having its principal place of business at 5-1, Kita-Aoyama 2-chome, Minato-ku, Tokyo 107-77, Japan ("Itochu"), with reference to the following facts and recitals:

     WHEREAS, Hybrid and Itochu have entered into that certain Collaboration Agreement on the 25th day of November, 1996 (the "Collaboration Agreement"), among themselves and Sharp Corporation, a Japanese corporation, having its principal place of business at 22-22 Nagaike-Cho, Abeno-ku, Osaka 545, Japan ("Sharp") concerning the cable modems referred to therein as the "New Cable Modems" and referred to herein as the "Cable Modems"; the Cable Modems are the products designated by Hybrid as Models Nos. N-201, N-201S, N-202, N-202S, N-201B, and N-201SB (Sharp reference Nos. A1Ci2010H, A1Ci201SH, A1Ci2020H, A1Ci202SH, A1Ci2010B, and A1Ci201SB respectively), which are more specifically described in Annex A hereto, and the specifications of which are set forth in Annex B hereto;

     WHEREAS, Hybrid wishes to purchase a certain number of Cable Modems manufactured by Sharp as described in Section 2 of the Collaboration Agreement;

     WHEREAS, Itochu wishes to act as the exporter to Hybrid as foreseen in the Collaboration Agreement;

     WHEREAS, this Agreement constitutes the OEM supply agreement provided for in the Collaboration Agreement and sets forth the obligations of the parties with respect thereto;

     WHEREAS, Hybrid and Itochu (collectively, the "Parties" and each individually, the "Party") wish to set the terms and conditions covering the sales and purchase of the Cable Modems.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties hereby agree as follows:

1.   Terms for Purchase of Cable Modems

     1.1.1 Minimum Initial Purchase Order: The initial purchase order (the "Minimum

                                       1
[**Confidential Treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission].

Initial Purchase Order") to be issued by Hybrid to Itochu shall be for a minimum of [**] mass production units of Cable Modems manufactured by Sharp, subject to the terms and conditions set forth herein. The Minimum Initial Purchase Order shall include a detailed breakdown of models for the initial [**] units to be delivered in April , 1997 (delivery terms being based on FOB Japan), subject to the completion in time of the design and software for the Cable Modems by Hybrid and by Sharp, with the remaining
[**] units to be delivered over a period of one year, but no later than the end of March , 1998. The Minimum Initial Purchase Order shall be irrevocable and non-cancelable. The scheduling of shipment releases for the [**] units shall be in accordance with Section 1.2 below. The price for the units to be delivered pursuant to the Minimum Initial Purchase Order shall be determined in accordance with Section 1.3 below. The Cable Modem warranty shall be in accordance with Section 1.4 below. Production tooling costs shall be amortized in accordance with Section 1.5 below.

     1.1.2 Further Purchase Orders: Purchase orders beyond the Minimum Initial Purchase Order described in Section 1.1.1 shall be irrevocable and non-cancelable, and shall be separately discussed and agreed to between Hybrid and Itochu, and shall be based on the terms and conditions of this Agreement.

     1.2 Production Quantities and Schedules: Subject to the provisions of this Section 1.2, the schedule for shipment release quantities for [**] units covered by the Minimum Initial Purchase Order and for all units to be ordered and shipped thereafter shall be determined by Hybrid, as set forth in written forecasts that Hybrid will provide to Itochu by the 25th day of each month, and confirmed by Itochu, covering the number of units by model that Hybrid expects to purchase hereunder during the six-month period commencing with the month immediately following the month in which such forecast is given. With respect to each such forecast;

   (a) The amounts set forth for the period covered by the first three months of the forecast will constitute firm shipment release orders by Hybrid for such Cable Modems; Itochu shall cause Sharp to manufacture such Cable Modems in accordance herewith and deliver them to Itochu, and Itochu shall ship such Cable Modems on or before the last day of the applicable month;

   (b) The amounts set forth for the period covered by the last three months of the forecast will not constitute firm shipment release orders. The shipment of the amounts forecasted for those months may be rescheduled by Hybrid with Itochu's consent which will not be unreasonably withheld, except that;

     (i) Hybrid will pay Itochu on or before the last day of the fourth month of period covered by the such forecast for all components purchased by Sharp and required for Sharp's manufacture of the Cable Modems listed in such forecast for such month.

     (ii) Hybrid will pay Itochu on or before the last day of the fifth month of period covered by the such forecast for all DES chips purchased by Sharp and required for Sharp's manufacture of the Cable Modems listed in such forecast for such month.

   (c) For example, the forecast issued by Hybrid on March 25, 1997 will constitute Hybrid's and Itochu's firm commitment for the complete Cable Modems listed for shipment at the end of April, May, and June, 1997, will constitute Hybrid's firm commitment with respect to component procurement for the Cable Modems listed for shipment at the end of July, 1997, and will constitute Hybrid's firm commitment with respect to DES chip procurement for the Cable Modems listed for shipment at the end of August 1997.

     Notwithstanding the foregoing, the production schedule shall be determined in a way that, to the extent practicable, assures Sharp a constant allocation of monthly production quantity, the capacity of which is set at [**] units per month at present. It is also understood that the components procurement lead-time for Sharp is four (4) months for the DES chip and three
(3) months for the remaining items. The lead-time of the manufactured Cable Modems on an ex-Japan basis is one month additional to the components lead-time. Notwithstanding the foregoing, no orders will be shipped in February or March 1997, the number of units ordered in January 1997 (in the Minimum Initial Purchase Order) for shipment in April will not exceed [**] and Itochu will ship all those units by the end of April 1997 and will ship by the end of May 1997 all units that Hybrid orders in February 1997 (provided that the number ordered in February 1997 for shipment in May 1997 does not exceed the number estimated for May 1997 in the January 1997 forecast.)

     1.3 Cable Modem Purchase Price: The Cable Modem purchase price (the "Purchase Price") per unit on the basis of Delivered, Duty Paid, to Hybrid's designated warehouse in California, U.S.A., for the initial [**] Minimum Initial Purchase Order shall be as follows, on the basis of the Specifications as of the Effective Date as described in Section 2.1 hereof:

------------------------------------------------------------------------------
Model     Sharp Ref.     (A) Shipment 9704-9707   (B) Shipment 9708-onwards
------------------------------------------------------------------------------
N-201     AlCi2010H US$             [**]          US$           [**]
------------------------------------------------------------------------------
N-201S    A1Ci201SH US$             [**]          US$           [**]
------------------------------------------------------------------------------
N-202     A1Ci2020H US$             [**]          US$           [**]
------------------------------------------------------------------------------
N-202S    A1Ci202SH US$             [**]          US$           [**]
------------------------------------------------------------------------------
The above prices are based on transport between Japan and the U.S. West Coast by sea shipment. In case the transport by air is required, the additional cost will be added to the above prices.
------------------------------------------------------------------------------
The prices in the column (A) apply to Cable Modems, whose shipment schedule is fixed during a period from April '97 through July '97 on the basis of ex-Japan.
------------------------------------------------------------------------------
                                       3

------------------------------------------------------------------------------
The prices in the column (B) apply to Cable Modems, whose shipment schedule is fixed during a period from August '97 through March '98 on the basis of ex-Japan.
------------------------------------------------------------------------------

     Itochu represents to Hybrid that Itochu and Sharp shall continue to seek ways to reduce the cost of manufacturing the Cable Modems and shall reduce the Purchase Price for the Cable Modems hereunder as and when such cost reductions are achieved. Itochu undertakes to report to Hybrid by the end of each calendar quarter the specific actions that Sharp or Itochu has taken or proposes to take to reduce the cost of the Cable Modems and the amounts of such reductions, and Hybrid and Itochu agree to negotiate in good faith the reduction in Purchase Price as a result thereof.

     1.4 Cable Modem Warranty: The warranty of the Cable Modems shall be governed by the Warranty Agreement concluded among Hybrid, Sharp, and Itochu, and whose copy is attached to this Agreement as Annex G.

     1.5 Tooling Costs: The tooling costs for the Cable Modem as identified as of the Effective Date for the production capacity as required by the Minimum Initial Purchase Order of [**] units are US$ [**]. These tooling costs shall be straight-line amortized over the quantity of [**] units and are included in the Purchase Price of the Cable Modems. Upon amortization of these tooling costs, the tooling will become the property of Hybrid. Any un-amortized tooling costs shall be due and payable by Hybrid, should the total production and shipment quantity not reach the [**] units by the end of the term of this Agreement, as specified in Section 8.1 hereof.

     The tooling cost amount of US$ [**] is calculated on the basis of the monthly production capacity of [**] units. When a higher capacity is required to fulfill the eventual demand of Hybrid, additional tooling cost will be required. Itochu will provide Hybrid with detailed information as to such cost, and such cost will be amortized in a similar manner to that described above.

     Should there arise additional tooling costs which are not identified as of the Effective Date, due to such further development as a new version or a new model of the Cable Modem, such tooling costs and their authorization method shall be agreed separately but within the framework of this Agreement among the Parties.


2.   Specifications of Cable Modems

     2.1 Cable Modem Specifications: The specifications of the Cable Modem ("Specifications") as agreed among Hybrid, Sharp and Itochu provided for in
Section 2.2 will
be described in Annex B which will be attached hereto in accordance with
Section 2.2. Itochu shall cause Sharp to manufacture Cable Modem in compliance with the Specifications in Annex B attached hereto. Any modifications thereto shall be subject to the agreement among all Parties as described in Section 2.2 hereof.

     2.2 Hybrid Deliverables: As soon as reasonably practicable after June 30, 1997, Hybrid shall deliver to Itochu the Specifications in such specificity as required for the designing and manufacturing of Cable Modem to the reasonable satisfaction to Itochu. The Specifications shall be subject to change from time to time as Hybrid modifies the design of the Cable Modem, provided however, that the revised Specifications shall be mutually agreed upon with consequential modifications in the price, delivery, and other commercial terms, with such approval not to be unreasonably withheld. With each material release of revised Specifications, Hybrid shall deliver to Itochu copies of the revised Specifications pertaining to the design and manufacture of the Cable Modem. The Specifications shall be considered as Hybrid's "Confidential Information" subject to the provisions of Section 10 below.



3.   Currency / Delivery / Taxes / Payment

3.1 U.S. Dollars: All payments required to be made hereunder shall be made in U.S. Dollar Currency.

3.2 Delivery: The delivery shall be deemed to be executed on the basis of FOB Japan according to the INCOTERMS 1993 and the updated versions thereof, and the title and risk of the Cable Modem shall pass from Itochu to Hybrid at the point of the delivery on the condition that the payment for the Cable Modem will have been fully made by the time of the delivery. In case the physical delivery on the basis of FOB Japan precedes the full payment to Itochu by Hybrid of the Cable Modem, the title to the Cable Modem shall be retained by Itochu until such time that the payment is made in full by Hybrid to Itochu.

3.3 Purchase and Sale of Cable Modems: The purchase price includes all duties, customs and similar charges and fees, at the tariff as of the Effective Date of this Agreement, and are exclusive of all sales, use, excise and similar taxes imposed by any state or local governmental authority within the United States. Hybrid shall pay all such excluded and applicable taxes in the U.S., including but not limited to sales, value added, or other taxes applicable to the purchase and sale of the Cable Modems. In the event that the rate of import duties, customs and similar charges and fees for importing the Cable Modems into the United States is increased after the Effective Date, or another or additional similar such tax or duty is imposed after the Effective Date, and if the amount of any such increase or new tax exceeds one percent (1%) of the purchase price, an adjustment shall be made to the purchase price to reflect the actual direct amount of such increase or other or additional tax or duty, upon thirty (30) days written notice to Hybrid. The current duties, customs and similar such taxes are set forth in Annex C attached hereto.

3.4 Payment: Hybrid shall pay the Purchase Price provided for hereunder for the Cable Modems that have been manufactured by Sharp and shipped by Itochu in accordance with this Agreement. The payment by Hybrid to Itochu shall be made by an irrevocable letter of credit (the "Letter of Credit") payable at sight as provided below. The Letter of Credit shall be issued by a first class bank acceptable to Itochu, in form and substance acceptable to Itochu, and, for any purchase order by Hybrid hereunder, shall be established in favor of Itochu at or before the beginning of one (1) week prior to the ex-Japan scheduled shipment as described in the purchase order. The Purchase Price for Cable Modems covered by purchase orders which Hybrid has placed with Itochu shall become due and payable on the relevant shipment date set forth in each such purchase order. The validity of the Letter of Credit shall fully cover the agreed ex-Japan shipment schedule and any reschedule, and the validity period for presentation of the documents to a bank in Japan shall be fifteen (15) days from the date of each shipment. The Letter of Credit shall be negotiable at a bank in Japan, upon presentation by Itochu of at sight draft covering 100% of the purchase price for the Cable Modems sold and shipped pursuant to the relevant purchase order, with three (3) copies of commercial invoice, three (3) copies of packing list, and two-thirds (2/3) set of clean "On Board" Multimodal Transport Bills of Lading. Partial shipments shall be allowed, and transshipments shall be allowed. Itochu will negotiate in good faith any other payment method that Hybrid might reasonably propose in the future, provided that payment to Itochu is adequately secured thereby.

4.   Manufacturing

4.1 Quality Standards: Itochu shall ensure that the Cable Modems manufactured by Sharp meets at a minimum, the established quality standards of Sharp and the quality standards set forth in Annex D hereto. Itochu shall cause Sharp to produce working samples of Cable Modems for initial testing by Sharp and Hybrid and based upon the conclusions of such tests, to produce new samples for field tests. These Cable Modems will be accepted or rejected according to criteria to be developed by Hybrid and Sharp jointly. The Parties assume for the purposes of this Agreement that the sample Cable Modems will be finally accepted by Hybrid and Sharp before the end of March , 1997. In order to confirm that the given Cable Modems so manufactured hereunder meet the quality standards pursuant hereto, Itochu shall cause Hybrid to be given access, with a reasonable prior written notice to Itochu, to inspect the manufacturing facilities where such units of Cable Modems are produced, at any time during normal business hours; provided that (i) Hybrid shall undertake and cause its employees or representatives who have access to the manufacturing facilities to undertake and be bound by the confidentiality obligations as per Section 10 of this Agreement and the Non-Disclosure Agreement in place between Hybrid and Sharp, whose copy is shown in Annex E attached hereto, and (ii) such inspection shall not disturb or otherwise jeopardize the development and/or production schedule of Cable Modems nor of other products of Sharp. The representatives shall have the right to select at random for examination one or more assemblies, subassemblies and/or components of each Cable Modem from different production batches. In addition to the foregoing, the Cable Modems manufactured by Sharp hereunder will be subject to inspection and acceptance or rejection by Hybrid under such other procedures as Hybrid may reasonably request and which are agreed by Sharp and Itochu. Such agreement will not be unreasonably withheld, and will specify the relevant lot(s) of production to which such other inspection procedures will apply.. Hybrid shall be entitled to reject the delivery of any Cable Modems which do not conform to the quality standards, by providing Itochu with a written report containing reason(s) for rejection, whereupon Itochu shall, at its own expense, furnish sufficient proof to Hybrid that such units have been brought into compliance herewith.

4.2 Packaging: Itochu shall cause the Cable Modems purchased by Hybrid hereunder to be shipped in appropriate packaging reasonably approved by Hybrid. Such packaging may accommodate ten or a few tens of Cable Modem units with AC adapters (i.e. separate packages for individual units will not be required.)

4.3 Third Party Cable Modems: Itochu represents to Hybrid that neither Itochu nor Sharp will manufacture or have manufactured client cable modems that incorporate or are based on any proprietary information of a technological or other nature of Hybrid provided to Itochu or Sharp in connection with this Agreement, the Collaboration Agreement or the Joint Development Agreement between Hybrid and Sharp pursuant to which the Cable Modems are developed. Hybrid acknowledges that Sharp or its subsidiaries may manufacture client cable modems for third parties. Itochu represents to Hybrid that such manufacture for third parties will not incorporate or be based upon any such Hybrid proprietary information and will be performed in a way that the confidentiality as described in section 10 of this Agreement is strictly maintained.

5.   Marking

Itochu shall cause Sharp to place on the Cable Modems to be sold by Itochu to Hybrid hereunder the name "Hybrid" or other Hybrid specified marks. All Cable Modems to be sold hereunder shall also include a marking as to the country of origin and such other labeling that Hybrid may reasonably request. Itochu shall submit to Hybrid, for Hybrid's approval and prior to use of such notice or marks, drafts of labels showing such notice and marks. Such approval shall not be unreasonably withheld. If applicable as determined by Hybrid, Itochu agrees to affix to the exterior or the interior of each Cable Modem and the package containing such Cable Modem a legible notice reading "Licensed by Hybrid Networks, Inc. under one or more of the following Patents," followed by a list of applicable patent numbers taken from the list of Hybrid's patents or as may otherwise be instructed by Hybrid.

6.   Disclaimer

6.1 Hybrid expressly disclaims all warranties, express or implied, including but not limited to the implied warranties of merchantability, fitness for a particular purpose, regarding the Cable Modem specifications, the Cable Modem technology, and the Cable Modem system.

6.2 Except for the Cable Modem warranty described in Section 1.4 above, Itochu shall not be responsible to Hybrid for any other warranties, express or implied, including but not limited to the implied warranties of merchantability, fitness for a particular purpose, regarding the Cable Modem, the Cable Modem design, and the Cable Modem design documentation.


7.   Limitation of Liability

In no event shall either Party be liable to the other for special, indirect, incidental or consequential damages (including without limitation, loss of profits), regardless of whether such liability arises in contract, tort, strict liability in tort, breach of warranty, indemnification or otherwise, even if such Party was or should have been aware or advised of the possibility thereof.


8.   Term and Termination

8.1 Term: The term of this Agreement shall commence upon the Effective Date and, unless otherwise terminated in accordance with Section 8.2, shall continue in full force until December 31, 1999.

8.2 Termination: Either Party shall have the right to forthwith terminate the Agreement and individual sales and purchase contract by giving the other party a written notice of termination in the event of any of the followings:

(a) The other Party breaches any of the provisions hereof (such Party being hereinafter referred to as the "Breaching Party") and fails to rectify such breach within thirty (30) days after receipt of a written notice to that effect.

(b) The other Party becomes insolvent or takes bankruptcy or other similar proceedings, voluntarily or involuntarily, or makes an assignment for the benefit of creditors or makes a composition with its creditors or passes a resolution for its dissolution or liquidation.

In the event of occurrence of any of the events stipulated in subparagraph (a) or (b) of the above on the part of Hybrid, then upon written notice from Itochu to Hybrid, any outstanding balance of the contract price and overdue interest, if any, payable to Itochu shall become immediately due and payable without presentation, demand or additional notice to Hybrid.

The right to terminate the Agreement and an individual contract under this section shall not preclude the terminating Party from seeking recovery of damages suffered by such Party due to the breach of the Agreement by the other Party.

8.3 Hybrid's Remedies on Termination: Without limiting any other remedies available to Hybrid, including the right to direct damages proven, in the event of any termination of this Agreement by Hybrid by reason of a material breach by Itochu, unless otherwise notified by Hybrid in writing, Itochu shall immediately return to Hybrid all of Hybrid's Confidential Information (defined in Section
10) provided by Hybrid, including any copies or updates thereof.

8.4 Itochu's Remedies on Termination: Without limiting any other remedies available to Itochu, including the right to direct damages proven, in the event of termination of this Agreement by Itochu by reason of a material breach by Hybrid, unless otherwise notified by Itochu in writing, Hybrid shall immediately return to Itochu all of Itochu's Confidential Information (defined in Section
10) provided by Itochu, including any copies or updates thereof.


9.   Export Compliance

9.1 The Parties shall comply with all applicable U.S. and Japanese export laws and regulations, including but not limited to the U.S. Export Administration Regulations ("EAR"), and the Japanese Export Control Law, as such laws and regulations may be amended from time to time. Each Party hereby gives its assurance to the other Party that it will not export or re-export or otherwise disclose, directly or indirectly, the Cable Modem technology, technical documentation or design documentation, or any other "technical data" received from the other Party, nor allow the direct product thereof to be shipped directly or indirectly to Cuba, Iran, Iraq, Libya, North Korea, Sudan, or Syria or such other country the U.S. department of Commerce or the Japanese Ministry of International Trade and Industry shall designate from time to time as proscribed destinations.

Each Party hereby acknowledges that the Cable Modem technology is subject to the EAR and Export Control Law, that Each Party's duty to provide the other Party the Cable Modems or the technical documentation pertaining to the Cable Modem technology shall be expressly conditioned upon the availability of appropriate export licenses if any are required from the U.S. Department of Commerce or the Japanese Ministry of International Trade and Industry.

9.2 Itochu will be responsible for seeking UL/TUV/BSI safety approval and FCC approval (Part 15/68), and Hybrid will pay $56,400.00 to Itochu for obtaining such approval.

9.3 If at any time during the term of this Agreement, any approval with respect to this Agreement, or the performance, registration or recording thereof, shall be required by the government or any subdivision of the government of Japan or the countries or areas where the Cable Modem is manufactured, to make this Agreement effective or to comply with any exchange control or other legal requirement, Itochu, at its expense, shall take all further actions and execute all documents necessary or appropriate for the fulfillment of such requirements and shall promptly provide Hybrid with written evidence of such compliance.


10.  Confidentiality

Each Party acknowledges that the provisions of this Agreement constitute confidential or proprietary information of the other Party (collectively hereinafter referred to as "Confidential Information"). All Confidential Information disclosed by a Party (the "Disclosing Party") is also protected hereunder as Confidential Information provided that:

(1) If in writing or other tangible form, the information is conspicuously labeled by the Disclosing Party as proprietary, confidential, company private or some marking similar in nature at the time of delivery; and

(2) If oral, the information shall be identified by the Disclosing Party as proprietary and confidential within fifteen (15) business days of its disclosure, by a writing or other tangible form which identifies such oral communication as Confidential Information.

The Party who receives Confidential Information (the "Receiving Party") shall not duplicate, use or disclose to any third party, including but not limited to any independent contractor, consultant, or supplier, any Confidential Information (except as permitted under any applicable license agreement or in the Joint Development Agreement). If either Party desires to hire a contractor or consultant to perform any services relating to the Cable Modems, such contractor or consultant shall enter into a confidentiality agreement containing terms equivalent to those of this Section. The Receiving Party who receives Confidential Information shall adopt reasonable precautions to protect such Confidential Information and to prevent its dissemination to unauthorized persons or entities.

It is expressly acknowledged that Hybrid and Sharp already have entered into a Non-Disclosure Agreement and that the Joint Development Agreement provides for the treatment of confidential information provided by either Hybrid or Sharp pursuant to the development of the Cable Modems.

The Receiving Party's obligation under this Section shall not apply to any information which the Receiving Party can demonstrate:

(a) is wholly and independently developed by the Receiving Party without the use of or access to any Confidential Information; or

(b) is or has become generally available to the public without breach of this Agreement by the Receiving Party; or

(c) is rightfully received from a third party free of restriction, as evidenced by documentation in the Receiving Party's possession; or is not treated as confidential by the Disclosing Party.


11.  Arbitration

11.1 Good Faith Resolution: Prior to requesting that any claim or controversy be arbitrated, the Parties shall attempt to resolve between themselves any dispute, controversy, or difference concerning the meaning, application, performance, breach of this Agreement. If such negotiations have not reached final settlement within thirty (30) days, either Party may pursue arbitration as provided for below.

11.2 Arbitration: Any controversy, claim or dispute in respect of the construction of the Agreement, or arising out of, or relating in any manner to the provisions of the Agreement or the breach thereof, shall be finally settled by arbitration under the Rules of the American Arbitration Association. The language of any arbitration will be English, and any such arbitration shall be held in San Francisco, California, and shall be governed by the laws of the State of California, U.S.A. A court reporter shall record any arbitration proceeding, and such reporter's record shall be the official transcript of the proceeding. The award and decision resulting from the arbitration shall be conclusive, non-appealable, and binding on the Parties and their respective successors and permitted assignees.

12.  Relationship of the Parties

The relationship of the Parties under this Agreement shall be and at all times remains one of independent contractors. Neither Hybrid nor Itochu shall have any authority to bind the other in any respect, and neither Hybrid nor Itochu shall act as, or be considered as, an agent of the other. Neither Party nor any agent, employee, officer, representative or independent contractor of or retained by either Party shall become or be deemed an employee, partner, joint venture or agent of or with the other Party by reason of this Agreement.

13.  Licenses

As provided in the Collaboration Agreement, licenses shall be granted by Hybrid to Sharp for the Hybrid technology and by Sharp to Hybrid for any Sharp technology incorporated in the Cable Modems pursuant to the Joint Development Agreement between Hybrid and Sharp under which the Cable Modems were developed.

14.  General Provisions

14.1 Force Majeure: Delay and/or failure in performance, other than the obligation to pay money, shall not be deemed a breach of this Agreement when such failure or delay is caused by or due to causes beyond reasonable control of Hybrid or Itochu, including but not limited to; fire, flood, accidents, strikes, explosions, acts of God and acts of local, state and/or federal/national governments (including without limitation failure to obtain or delays in obtaining the approvals referred to in Section 9) or acts of war. Should a delay occur, the Party claiming force majeure shall notify the other, in writing, specifying the nature and possible duration of the delay. Any such delays shall not be deemed a breach of or failure to perform this Agreement or any part thereof and the date on which a Party's obligations hereunder are due to be fulfilled shall be extended for a period equal to the time lost as result of such delays.

14.2 Assignment: This Agreement, and the rights and obligations under this Agreement, shall not be transferred, assigned or encumbered, in whole or in part, by either of the Parties without the prior written consent of the other, which consent shall not be unreasonably withheld. Subject to the restrictions against assignment set forth in this Section 14.2, this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of the Parties.

14.3 Severability: The illegality, unenforceability or invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Agreement, shall not affect the remaining portions of this Agreement, or any part thereof; and in case of any such illegality, unenforceability or invalidity, this Agreement shall be construed as if such illegal, unenforceable or invalid covenants, phrases, clauses, sentences or paragraphs, had not been inserted.

14.4 Headings: The headings and titles of the paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

14.5 Counterparts: This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each Party has signed one such counterpart.

14.6 Entire Agreement: This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral and written, between the Parties hereto with respect to the subject matter hereof and the transactions contemplated hereby. No modification, variation or amendment of this Agreement shall be effective without the written consent of all of the Parties to this Agreement at the time of such modification, variation or amendment.

14.7 Notice: All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be sent to the Party to whom the notice is to be given, by telex, e-mail, or facsimile, and confirmed by first class mail, postage prepaid, and properly addressed as follows (in which case such notice shall be deemed to have been duly given on the day the notice is first received by the Party):

  Hybrid Networks, Inc.                 Itochu Corporation
  10161 Bubb Road                       5-1, Kita-Aoyama 2-chome
  Cupertino, CA  95014-4167             Minato-ku, Tokyo  107-77
  U.S.A.                                Japan
  Attn: Carl Ledbetter                  Attn: Yoshio Takeda
  Chief Executive Officer               General Manager, TOKKX
                                        Telecommunication Systems Dept.
  Tel. No.: +1.408.725.3250             Tel. No. +81.3.3497.3069
  Fax. No.: +1.408.725.2439             Fax. No.: +81.3.3497.3131
  e-mail: carll@hybrid.com              e-mail: yoshio.takeda@tokjk.itochu.co.jp

14.8 Waiver: Failure by either Party hereto to enforce at any time any term or condition under this Agreement shall not be a waiver of that Party's right thereafter to enforce each and every term and condition of this Agreement.

14.9 Necessary Acts: Each Party to this Agreement agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated thereby.

14.10 Survivability: The terms and conditions contained herein that by their sense and context are intended to survive the termination or expiration of this Agreement (specifically, without limitation, Sections 1.4 Cable Modem Warranty, 6. Disclaimer, 7. Limitation of Liability, 8.3 Hybrid's Remedies on Termination or 8.4 Itochu's Remedies on Termination as applicable, 9. Export Compliance, 10. Confidentiality, 11. Arbitration, 12. Relationships of the Parties, and 14. General Provisions) shall so survive the termination or expiration of this Agreement.

14.11 Publicity and Disclosure: All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the Parties hereto.

14.12 Limitation on Actions: No action, regardless of form, arising out of or relating to this Agreement, may be brought by either Party more than two
(2) years after the cause of action has accrued. A cause of action shall be considered to have accrued when the injured Party discovers, or in the exercise of due diligence should have discovered, a default or breach of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

Hybrid Networks, Inc.                 Itochu Corporation
By:                                      By:
----------------------------------          ------------------------------
Print:   Carl S. Ledbetter               Print:
      ----------------------------             ---------------------------
Title:   Chairman, President & CEO       Title:
      ----------------------------             ---------------------------

---------------------------------------------------------------------------
Annex A   List of Models - Cable Modems
---------------------------------------------------------------------------
Annex B   Technical Specifications of Cable Modems
---------------------------------------------------------------------------
Annex C   Current Duties, Customs and Similar Taxes
---------------------------------------------------------------------------
Annex D   Quality Standards Agreement (Hybrid/Sharp/Itochu)
---------------------------------------------------------------------------
Annex E   Non-Disclosure Agreement (Hybrid/Sharp)
---------------------------------------------------------------------------
Annex F Agreement on Proprietary Rights Warranty and Indemnification (Hybrid/Sharp/Itochu)
---------------------------------------------------------------------------
Annex G   Agreement on Products Warranty (Hybrid/Sharp/Itochu)
---------------------------------------------------------------------------

                                   ANNEX A

                        LIST OF MODELS - CABLE MODEMS


  N201: SH3 processor based, modem with a 2MHz, 64 QAM downstream; and RS232 interface for an external telephone modem return

 N201S: SH3 processor based, modem with a 2MHz, 64 QAM downstream; RS232 interface for an external telephone return; and downstream DES encryption

 N202X: SH3 processor based, modem with a 2MHz, 64 QAM downstream; and internal V.32 telephone modem ready

N202XS:   SH3 processor based, modem with a 2MHz, 64 QAM downstream; internal
          V.32 telephone modem ready; and downstream DES encryption

 N201E: SH3 processor based, multi-user modem with a 2MHz, 64 QAM downstream; RS232 interface for an external telephone modem return; enhanced memory; diplexor tuner and QPSK transmitter circuit interface

N201ES: SH3 processor based, multi-user modem with a 2MHz, 64 QAM downstream; RS232 interface for an external telephone modem return; enhanced memory; diplexor tuner and QPSK transmitter circuit interface and downstream DES encryption

 N202E:   SH3 processor based, modem with a 2MHz, 64 QAM downstream; internal
          V.32 telephone modem; enhanced memory; diplexor tuner; QPSK transmitter circuit interface

N202ES: SH3 processor based, multi-user modem with a 2MHz, 64 QAM downstream; internal V.32 telephone modem; return; enhanced memory; diplexor tuner; QPSK transmitter circuit interface and downstream DES encryption

  N231: SH3 processor based, multi-user modem with a 2MHz, 64 QAM downstream; internal QPSK cable return; and RS232 interface for an external telephone modem return

 N231S SH3 processor based, multi-user modem with a 2MHz, 64 QAM downstream; internal QPSK cable return; RS232 interface for an external telephone modem return; and downstream DES encryption

                                                               Final 6/13/97
                                    ANNEX B

-------------------------------------------------------------------------------
PREPARED BY:    DATE:                            SPEC NO. EU-97203 Rev1.6
                                                 --------------------------
                                  SHARP          FILE NO.
/s/ K. Olund  11 June 1997                       --------------------------
--------------------------                       ISSUE  11    JUNE 1997
CHECKED BY:     DATE:      ELECTRONIC COMPONENTS --------------------------
                           GROUP                 PAGE   9
/s/ J. Wada  11 June 1997  SHARP CORPORATION     --------------------------
------------------------                         REPRESENTATIVE DIVISION
APPROVED BY:    DATE:                            /X/ ELECTRONIC COMPONENTS DIV.
                                                 / / OPTICAL DEVICE DIV.
                                                 / / PHOTO VOLTAICS DIV.
                              SPECIFICATION

/s/ J. Wada  11 June 1997
-------------------------------------------------------------------------------

                  [** Confidential Treatment has been requested
                   with respect to certain handwritten portions on this page. Confidential portions have been omitted from the public filing and filed separately with the Securities and Exchange Commission.]

                      -------------------------------
                        DEVICE SPECIFICATION FOR
                           Cable modem
                                   N-201(A1CI2010H)
                        Model No.  N-202X(A1CI202XH)
                      -------------------------------

    / /  CUSTOMER'S APPROVAL

    DATE  6/13/97
    -------------------------------------

    BY    /s/ Frederick Enns
    -------------------------------------

        Frederick Enns

        Hybrid Networks
    -------------------------------------

    / /   CUSTOMER'S APPROVAL                  PRESENTED
                                               BY
    DATE   6/13/97                                 /s/ Katsuhiro Miichi
    -------------------------------------        ----------------------------

    BY  /s/ Ken Matsushima                        KATSUHIRO MIICHI
    -------------------------------------
                                                  ENGINEERING DEPARTMENT 2
                                              ELECTRONIC COMPONENTS DIVISION
                                            ELECTRONIC COMPONENTS (ELECOM) GROUP
         Ken Matsushima
         Itochu Corp.

-------------------------------------------------------------------------------
                      SHARP  CONFIDENTIAL  AND  PROPRIETARY

[The next 59 pages, comprising the remainder of this Annex B have been omitted as the Company is seeking confidential treatment for such information. Confidential portions have been filed separately with the Securities and Exchange Commission].**

                                   ANNEX C

                      DUTIES AND CUSTOMS' FEES AND TAXES


1. Import Duty

     Non-DES Version Cable Modem

           3.3% (Heading or code no. of Non DES Version Cable Modem in HARMONIZED TARIFF SCHEDULE of the United States (1997) IS 8517.50.1000)

     DES Version Cable Modem

           Unknown (Heading or code no. Of DES Version Cable Modem in HARMONIZED TARIFF SCHEDULE of the United States 91997) is to be advised later)

2.   Harbor Maintenance Fee

           0.125%

3.   Merchandise Processing Fee

           0.21%

                                  ANNEX D

-------------------------------------------------------------------------------
 PREPARED BY:   Date:                            Spec No. QBMN018
     Aug. 06, 1997                               --------------------------
                                   SHARP         File No.
/s/ H. Kamimura                                  --------------------------
--------------------------                       Issued:  August 06, 1997
APPROVED BY:   Date:            ELECTRONIC       --------------------------
     Aug. 06, 1997            COMPONENTS GROUP   Page:  1/4
/s/ H. Nazaki                SHARP CORPORATION   --------------------------
--------------------------                           Applicable Division
                                                 / / Electronic Components Div.
                               SPECIFICATION     / / Photovoltaics Div.
                                                 / / Opti-electronic Device Div.
-------------------------------------------------------------------------------




                    ---------------------------------------
                        OUTGOING INSPECTION STANDARDS
                               FOR CABLE MODEM

                          Model No.:  N-201/N-202X
                    ---------------------------------------



    / /  CUSTOMER'S APPROVAL

         DATE   8/12/97
         ----------------------------
         BY   /s/ Robert Leng                        PRESENTED
         ----------------------------                BY
                                                        /s/ T. Inokuchi
   ------------------------------------------       --------------------------

    / /  CUSTOMER'S APPROVAL                       T. Inokuchi, General Manager
                                                   Electronic Components Div.
          DATE  8/12/97                            Elecom Group
          ---------------------------              Sharp Corporation
          BY  /s/ Ken Matsushima
          ---------------------------

          Ken Matsushima
          Itochu Corp.
-------------------------------------------------------------------------------

[The next 16 pages, comprising the remainder of this Annex D have been omitted as the Company is seeking confidential treatment for such information. Confidential portions have been filed separately with the Securities and Exchange Commission].**

                                     ANNEX E

                            NON-DISCLOSURE AGREEMENT

     This Agreement made and entered into this 10th day of July, 1996 ("Effective Date"), by and between SHARP CORPORATION, a Japanese corporation, having its principal place of business at 22-22, Nagaike-cho, Abeno-ku, Osaka, Japan (hereinafter called "Sharp") and Hybrid Networks, Inc., an American corporation, having its principal place of business at 10161 Bubb Road, Cupertino, California 95014-4167 (hereinafter called "Hybrid Networks").

                                   WITNESSETH:

     WHEREAS, Sharp and Hybrid Networks both have as their purpose an interest in exploring a possible business relationship and in order for the parties to explore this relationship, it may be necessary for the parties to disclose certain of their proprietary and other information to each other, which information each of the parties regards as confidential. This confidential information relates to Cable Data Modem.

     NOW, THEREFORE, the parties hereto agree as follows:

          1. (a) All of the confidential information (hereinafter "Confidential Information"), including, without limitation, all information relating to business plans, financial or technical matters, trade secrets, designs, know-how, inventions, operations and any other information received or acquired by one party ("Receiving Party") from the other ("Disclosing Party") in the course of exploring the possible business relationship shall be in written form and marked "Confidential," with the name of the Disclosing Party and the date of disclosure. If the Confidential Information is initially disclosed orally, it shall be reduced to written form by the Disclosing Party (including the date of the oral disclosure and name of the Disclosing Party) and presented or mailed to the Receiving Party within fifteen (15) days of the first oral disclosure.

               (b) The Confidential Information shall remain the property of the Disclosing Party.

               (c) All information disclosed which is not marked "Confidential," or not reduced to written form and marked "Confidential" if initially disclosed orally shall be considered to be non-confidential and shall not be subject to the obligations imposed by this Agreement. All Confidential Information disclosed under this Agreement shall be limited to the subject matter mentioned in the Recital. The existence and terms of this Agreement shall be treated as Confidential Information.

          2.   The Receiving Party shall:

               (a) hold the Confidential Information in confidence and not disclose it to third parties, except in the limited cases referred to in paragraph "6"; and

               (b) not use the Confidential Information for any purpose other than exploring or examining the possibility of a business relationship between the parties.

          3. Either party hereto shall have the right, at any time, to terminate in writing and discussions and exchange of information in connection with the exploration of the possibilities of a business relationship between the parties without any further obligations or liabilities to the other party, other than the obligations of confidentiality hereunder, or any right or obligation relating to the Confidential Information hereunder.

          4.(i) The obligations of the above paragraph "2" shall not apply to any information which:

               (a) is available to the public through no breach of this Agreement by the Receiving Party; or

               (b) was in the possession of the Receiving Party prior to receipt from the Disclosing Party; or

               (c) is received independently from a third party who is free to disclose such information to the Receiving Party; or

               (d) is subsequently independently developed by the Receiving Party; or

               (e) has been or is made public by the Disclosing Party, such as by commercial use or sale or by publications or patents, or otherwise; or

               (f) is approved for release by written consent of the Disclosing Party.

            (ii) Disclosure of Confidential Information shall not be precluded if such disclosure is pursuant to the requirement or request of a governmental agency or by operation of law. Provided, however, the Receiving Party shall promptly give a written notice to the Disclosing party so that the Disclosing Party may seek an appropriate protective order.

          5. All Confidential Information delivered to and/or in the possession of the Receiving Party shall be returned or delivered to the Disclosing Party, with all copies made thereof, in whatever form, if the Disclosing Party so requests.

          6. The Receiving Party agrees that the Confidential Information shall be disclosed to only those people within its respective organizations or its agents, consultants, representatives or advisors who have a need to know the information and who are obligated under terms no less restrictive than those imposed by this Agreement on the Receiving Party.

          7. Each party shall have the right to refuse to accept any information under this Agreement, and nothing herein shall obligate either party to disclose to the other party any particular information. Further, each party acknowledges that no contract or agreement providing for a business relationship, of any nature, shall be deemed to exist unless and until a final definitive agreement has been executed and delivered.

          8. If any official approval is required by a government authority or disclose the Confidential Information hereunder, such disclosure is subject to that approval. Both parties shall comply in all respects with applicable laws, regulations and court orders, including but not limited to laws and regulations on export control, in both parties' countries and other applicable countries.

          9. Disclosure of any information under this Agreement, or otherwise, shall not be construed as granting, directly or by implication, any license under or interest of any kind in any patent, patent application, copyright or other intellectual property rights.

          10. The Disclosing Party represents and warrants that it has the right to disclose the information disclosed under the terms of this Agreement and that disclosure of this information does not conflict with the terms of any agreement between the Disclosing Party and a third party.

          11. The parties hereto shall not be obligated to compensate each other for the disclosure and/or use pursuant to the terms of this Agreement of any information exchanged in connection with this Agreement or the discussions between the parties.

          12. This Agreement supersedes all prior agreements, understandings, representations and statements, whether oral or written, between the parties relating to the disclosure of the Confidential Information. The terms of this Agreement may not be changed except by subsequent written agreement duly signed by an officer of each of the parties.

          13. Subject to Paragraph "4" hereof, the obligation of the Receiving Party provided in Paragraph "2" hereof shall continue for three
               (3) years from the date of each receipt of the Confidential Information, even after termination of this Agreement according to paragraph "3" hereof.

          14. This Agreement shall be governed, construed and interpreted in accordance with the laws of Japan.

          15. The Receiving Party acknowledges that remedies of damages may be inadequate to protect against breach of this Agreement and the Receiving Party agrees in advance to the granting of injunctive or other equitable relief to the Disclosing Party in addition to any other remedy which may be available to the Disclosing Party.

          16. The Disclosing Party does not make any representation or warranty, except as may be specifically provided in writing, as to the accuracy or completeness of the Confidential Information, or as to its utility or suitability for any purpose of the Receiving Party and the Disclosing Party expressly disclaims any right of the Receiving Party to rely thereon, or any liability to the Receiving Party resulting from the use of the Confidential Information.

     IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the Effective Date first set forth above.

HYBRID NETWORKS, INC.              SHARP CORPORATION

By: /s/ Carl S. Ledbetter          By: /s/ Akira Mitarai
   ----------------------------      -----------------------------
Typed Name:  Carl S. Ledbetter     Typed Name:  Akira Mitarai
           --------------------               --------------------
Title:  President & CFO            Title:  Corporate Director
      -------------------------          -------------------------
Date:  10 July, 1996               Date:  10 July 1996
      -------------------------          -------------------------

Annex F

                                 AGREEMENT ON
                     PROPRIETARY RIGHTS AND INDEMNIFICATION


      THIS AGREEMENT (the "Agreement") is made and entered into effective as of the 10th day of January, 1997 (the "Effective Date") by and among Hybrid Networks, Inc., a Delaware corporation, having its principal place of business at 10161 Bubb Road, Cupertino, California 95014-4167, U.S.A. ("Hybrid"), Sharp Corporation, a Japanese corporation, having its principal place of business at 22-22 Nagaike-Cho, Abeno-ku, Osaka 545, Japan ("Sharp"), and Itochu Corporation, a Japanese corporation, having its principal place of business at 5-1, Kita-Aoyama 2-chome, Minato-ku, Tokyo 107-77, Japan ("Itochu"), (hereinafter referred to collectively as "Parties" and each individually as "Party") with reference to the following facts and recitals:

                                    RECITALS

      WHEREAS, Hybrid, Sharp, and Itochu have entered into Collaboration Agreement on the 25th day of November, 1996 Collaboration Agreement" concerning the collaboration among the Parties on the Cable Modem defined in the Collaboration Agreement, including but not limited to development, manufacturing, licensing, sales and marketing, and have entered into or are entering into development, purchase and sales and licensing agreements pursuant thereto,

      WHEREAS, the Parties hereby recognize that the Cable Modem is of a highly technical nature based on advanced technologies as developed by the individual or collective efforts of the Parties and third parties,

      WHEREAS, the Parties wish to clarify the position of each Party concerning the proprietary nature of the technologies so involved in the Cable Modem,

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, adequacy and receipt of which are hereby acknowledged, the Parties hereby agree as follows:

1. Hybrid Proprietary Rights Warranty: Hybrid hereby warrants to Sharp and Itochu that, to its knowledge as of the date of the Effective Date, there is no substantial or unavoidable claim, legal action or other proceeding pending or threatened against Hybrid raised by any third party, alleging that the Cable Modem technology or Cable Modem specification provided by Hybrid, which is the subject of the Collaboration Agreement infringes or will infringe any third party's patent(s), copyright(s) or any other intellectual property right(s). Hybrid's sole and exclusive obligation to indemnify and defend as a result of any infringement, claim or

Annex F

proceeding shall be set forth in Section 2.

2. Hybrid Indemnification: If Hybrid breaches its proprietary rights warranty set forth in Section 1 above, and if any such claim, suit or proceeding arising therefrom is brought against Sharp or Itochu, then upon request by Sharp or Itochu, Hybrid shall, at its expense, select counsel of Hybrid's choice and settle or defend any such claim, suit or proceeding arising therefrom and pay all damages, settlements (provided that such settlements are agreed to by Hybrid) and costs awarded therein to a third party against Sharp, Itochu and their subcontractors. In addition, if Hybrid desires to attempt to reduce its liability hereunder, Hybrid may (i) substitute a comparable non-infringing Cable Modem technology or Cable Modem specification, (ii) modify the Cable Modem technology or Cable Modem specification to make it non-infringing, or (iii) obtain a right for Sharp and Itochu to continue the use of the Cable Modem technology or Cable Modem specification to develop, manufacture, license, sell or market the Cable Modem, all at the expense of Hybrid. Notwithstanding the above, the said indemnification shall not apply to claims resulting from modifications to the Cable Modem technology or Cable Modem specification by any Party other than Hybrid or to combinations with other products not supplied by Hybrid or to specifications provided by Sharp or Itochu. The foregoing sets forth Hybrid's entire indemnification obligation.

3. Sharp Proprietary Rights Warranty: Sharp hereby warrants to Hybrid and Itochu that, to its knowledge as of the date of the Effective Date, there is no substantial or unavoidable claim, legal action or other proceeding pending or threatened against or affecting Sharp raised by any third party, alleging that the Cable Modem technology or Cable Modem specification provided by Sharp, which is the subject of the Collaboration Agreement infringes or will infringe any third party's patent(s), copyright(s) or any other intellectual property right(s). Sharp's sole and exclusive obligation to indemnify and defend as a result of any infringement, claim or proceeding shall be set forth in Section 4.

4. Sharp Indemnification: If Sharp breaches its proprietary rights warranty set forth in Section 3 above, and if any such claim, suit or proceeding arising therefrom is brought against Hybrid or Itochu, then upon request by Hybrid or Itochu, Sharp shall, at its expense, select counsel of Sharp's choice and settle or defend any such claim, suit or proceeding arising therefrom and pay all damages, settlements (provided that such settlements are agreed to by Hybrid) and costs awarded therein to a third party against Hybrid, Itochu and their subcontractors. In addition, if Sharp desires to attempt to reduce its liability hereunder, Sharp may (i) substitute a comparable non-infringing Cable Modem technology or Cable Modem specification, (ii) modify the Cable Modem technology or Cable Modem specification to make it non-infringing, or (iii) obtain a right for Hybrid and Itochu to continue the use of the Cable Modem technology or Cable Modem specification to develop, manufacture, license, sell or market the Cable Modem, all at the expense of Sharp. Notwithstanding the above, the said indemnification shall not apply to claims resulting from modifications to the Cable Modem technology or Cable Modem specification by any Party other than Sharp or to combinations

Annex F

with other products not supplied by Sharp or to specifications provided by Hybrid or Itochu. The foregoing sets forth Sharp's entire indemnification obligation.

5.    Disclaimer

All Parties expressly disclaim all warranties except for that provided herein, express or implied, including but not limited to the implied warranties of merchantability, fitness for a particular purpose, regarding the Cable Modem specification, the Cable Modem technology, and the Cable Modem system, which are the subject of the Collaboration Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

Hybrid Networks Inc.                    Sharp Corporation

By:                                     By:
   --------------------------------        ------------------------------
Print:   Carl S. Ledbetter              Print:
       ----------------------------              ------------------------
Title:   Chairman, President & CEO      Title:
       ----------------------------            --------------------------

Itochu Corporation

By:
   -------------------------------
Print:
      ----------------------------
Title:
      ----------------------------

Annex G

                               WARRANTY AGREEMENT

     This Warranty Agreement (the "Agreement") is made and entered into effective as of the 10th day of January, 1997 (the "Effective Date") by and between Hybrid Networks, Inc., a Delaware corporation having its principal place of business at 10161 Bubb Road, Cupertino, California 95014-4167, U.S.A. ("Hybrid"), Sharp Corporation, a Japanese corporation, having its principal place of business at 22-22 Nagaike-cho, Abeno-ku, Osaka 545, Japan ("Sharp"), and Itochu Corporation, a Japanese corporation, having its principal place of business at 5-1, Kita-Aoyama 2-chome, Minato-ku, Tokyo 107-77, Japan ("Itochu"), hereinafter referred to as "Parties" collectively and as "Party" individually, with reference to the following facts and recitals:

                                    RECITALS:

     WHEREAS, Hybrid and Itochu have entered into that certain Sales and Purchase Agreement on the 10th day of January, 1997 (the "HybIto S&P Agreement") concerning the sales and purchase of the cable modems, and

     WHEREAS, Sharp and Itochu have entered into that certain Sales and Purchase Agreement on the _____ day of ________, 1997 (the "SharpIto S&P Agreement") concerning the sales and purchase of the cable modems,

     WHEREAS, the Parties wish to set the terms and conditions covering the warranty of the cable modems whose supply is defined in the two agreements, HybIto S&P Agreement and SharpIto S&P Agreement,

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties hereby agree as follows:

1.   Scope of Application

This Agreement covers the warranty as provided by Sharp on the cable modems which are supplied under the SharpIto S&P Agreement and/or the HybIto S&P Agreement; more specifically the cable modems with Hybrid's denominations (Sharp's denominations) of N-201 (A1Ci2010H), N-201S (A1Ci201SH), N-202 (A1Ci2020H), N-202S (A1Ci202SH), N-201B (A1Ci2010B), and N-201SB (A1Ci201SB),
hereinafter referred to as "Product" individually and "Products" collectively.

When cable modems of different denominations than above enter into the scope of the SharpIto S&P Agreement and HybIto S&P Agreement, such cable modems will also be covered by this Agreement.

2.   Quality Standards, Testing and Inspection Methods

2.1 The quality standards of the Products, as well as the testing and inspection methods shall be governed by the related documents as separately agreed among the Parties to this Agreement, namely "Device Specification for Cable Modem Model No. N-201 (A1CI2010H) / N-202X (A1CI202XH)" and "Outgoing Inspection Standards for Cable Modem Model No. N-201 / N-202X" (hereinafter, "Quality Standards" and "Testing and Inspection Methods" respectively, each of which may be subject to revisions and additions based on agreements among the Parties to this Agreement).

2.2 Sharp's obligations to Hybrid under this agreement are independent and are not affected by the terms (or performance) of any agreement between Itochu and Sharp.

3.   Delivery

3.1. Sharp warrants to Itochu, and Itochu warrants to Hybrid, that the Products satisfy the requirements of the Quality Standards, which may be subject to revisions and additions based on agreements among the Parties to this Agreement.

3.2. The delivery is deemed to be done on the basis of ex-godown Itochu's warehouse between Sharp and Itochu, and on the basis of FOB Japan between Hybrid and Itochu, at each of which points the title and risk of the Products are deemed to have passed from Sharp to Itochu and from Itochu to Hybrid respectively. Nevertheless, Hybrid and Itochu individually reserve the right to reject the delivery of the Products in case they fail the Quality Standards by the incoming inspection performed according to the Testing and Inspection Methods. Such rejection must be informed by Hybrid to Itochu within 45 days of the FOB Japan delivery, and by Itochu to Sharp within 60 days of the ex-godown delivery. The Products so rejected shall be repaired or replaced by Sharp upon notification of failure by Hybrid or Itochu. Upon such rejection, Sharp reserves the right to contest the rejection judgment by Hybrid, in which case the Parties to this Agreement shall enter without unreasonable delay into consultation as to the settlement of such rejection.

4.   After-Sales Service

4.1. The After-Sales Service of the Products shall be performed by Hybrid under its responsibility and cost, except for the cases as provided hereafter in Sections 6 and 7 of this Agreement.


4.2. When Hybrid and/or Itochu requires the documentation for the preparation of Service Manuals and/or the Spare Parts List, Sharp shall comply with such request to the best of its ability. The content as well as the sharing of the cost of such documentation shall be agreed separately among the Parties.

5.   Supply of Service Parts

5.1. As regards the Service Parts which are procured originally by Sharp for the manufacturing of the Products, they will be delivered (FOB Japan) to Hybrid from Sharp and Itochu at cost within hundred (100) days upon receipt of such Service Parts Order by Sharp. Such order of Service Parts shall consist of the integer multiples of the Order-Unit Quantity as described in Annex 1 of this Agreement, and the price of each Service Part shall be based on the Service Parts List, as provided by Sharp to Itochu and by Itochu to Hybrid.

5.2. The period of last time buy of the Service Parts shall be for a period of one (1) year after the last delivery of the Products as regards the supply of individual parts, and shall be on or before the last delivery of the corresponding Product.

However, the Service Parts in the form of Printed Circuit Board Assembly shall be ordered latest by the time of the purchase order for the last delivery lot of the corresponding Product, and shall cover the total

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quantity as required to cover the lifetime of the corresponding Product.

In case Sharp experiences difficulty in further supply of any of the Service Parts earlier than the period as stated above, Sharp shall notify the other Parties of such eventuality giving them a period of at least three (3) months to consider the last bulk order of such Service Parts, which order shall be duly respected by Sharp.

6.   Warranty Period

6.1. For a period within sixteen (16) months of the manufacturing of the Product, which date shall be identified by the serial number or other methods attached to the Product by Sharp, if the Product fails in quality and performance due to defects attributable to Sharp, Hybrid shall repair such Product and Sharp shall refund Hybrid the cost of the repair work and of the Service Parts consumed in such repair. The refund of the Service Parts shall cover the electrical and mechanical parts, but shall exclude the Printed Circuit Board Assembly, except for the cases in which the Printed Circuit Board itself is defective by manufacture.

For the purpose of executing this clause, the cost of the repair work is fixed and agreed as US$50.00 for each case of repair, and the cost of the Service Parts consumed shall be based on the Service Parts List as provided by Sharp and Itochu to Hybrid.

6.2. In case Hybrid requires the refund by Sharp, Hybrid shall inform Itochu and Sharp without unreasonable delay the details of the failure and repair. Sharp reserves the right, upon review of such details of the failure and repair, to contest such requirement for refund, in which case the Parties to this Agreement shall enter without unreasonable delay into consultation as to the attribution of the defects and as to the settlement of the refund.

6.3. This section for the execution of the Warranty by Sharp shall be reviewed by the Parties to this Agreement as to its actual application rules within six
(6) months of the Effective Date of this Agreement.

7.   Epidemic Failure

7.1. In case epidemic failure takes place in the market due to defects clearly attributable to Sharp, Hybrid shall inform Itochu and Sharp without unreasonable delay of such facts, and Sharp shall repair or replace the affected Products at its own cost. Such repair cost shall include the transportation cost between Hybrid and Sharp. In the event of the epidemic failure, all Parties agree to discuss to establish the economic and reasonable countermeasures for the prompt resolving of the situation.

7.2. Epidemic Failure shall be defined by the following criteria.

   a. That the failure is within three (3) years of the manufacturing of the Product.

   b. That the symptom of the failures is the same and is due to the defect of the same part or material, and the ratio of the failures satisfies the following criterion:

    (Aggregate Failed Quantity per Year) / (Aggregate Hybrid's Sales Quantity per Year) GREATER THAN 2%

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 c.  Aggregate sales quantity per year should be more than 10,000 units.

8.   General Provisions

Other terms and conditions including the effective period of this Agreement shall be governed by the HybIto S&P Agreement and the SharpIto S&P Agreement.



Hybrid Networks Inc.        Sharp Corporation         Itochu Corporation



-------------------------   ------------------------  ------------------------

By: Carl S. Ledbetter       By:                       By:

Title: Chairman, President &                          Title:
Chief Executive Officer

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